                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

               TYCO INTERNATIONAL REPORTS FOURTH QUARTER RESULTS

                  -------------------------------------------

              LOSS FROM CONTINUING OPERATIONS--85 CENTS PER SHARE;

       PRO FORMA EARNINGS FROM CONTINUING OPERATIONS--30 CENTS PER SHARE

                  -------------------------------------------

                          FREE CASH FLOW--$1.3 BILLION

    Pembroke, Bermuda, October 24, 2002--Tyco International Ltd. (NYSE-TYC, BSX-TYC, LSE-TYI) reported today that revenues from continuing operations for the fourth quarter ended September 30, 2002 were $9.36 billion, an increase of 9.9% as compared to $8.52 billion for the quarter ended September 30, 2001, and an increase of 3.0% as compared to the $9.09 billion for the Company's fiscal third quarter. Revenues from continuing operations for 2002 increased by 4.8% to $35.67 billion from $34.04 billion last year.

    Including impairment, restructuring and other unusual charges from continuing operations of $1.15 per share, which are discussed below, the loss for the fourth quarter from continuing operations was 85 cents per share, as compared to earnings of 61 cents for the same quarter last year. The loss per share from continuing operations for 2002 after all charges was $1.40 per share, compared to income from continuing operations of $2.40 a year ago.

    Diluted pro forma earnings from continuing operations for the fourth quarter were 30 cents per share as compared to 82 cents per share for the fourth quarter of fiscal 2001. Pro forma results from continuing operations for the fourth quarter of fiscal 2002 are presented excluding the discontinued operations of CIT, are before impairment, restructuring and other unusual charges, which are discussed below, and reflect a tax rate of 35.9%. Assuming a 22.0% tax rate, which is the effective rate on pro forma earnings from continuing operations for the full fiscal year, fourth quarter 2002 pro forma earnings were 36 cents per share. Pro forma earnings per share for 2002 were $1.79 compared to $2.88 for fiscal 2001.

    "Tyco's operations generated strong cash flow and revenues that exceeded the expectations we outlined in our September 25th conference call. Considering the difficult economic environment and the issues facing the Company, this performance reflects our leading market positions, the strength of the products and services we offer, and the dedication and hard work of our employees. We will continue to build these businesses and leverage their strengths over time," said Ed Breen, Tyco's Chairman and Chief Executive Officer.

CASH AND LIQUIDITY

    Free cash flow was approximately $1.3 billion in the quarter. The primary drivers behind the strong quarterly cash flow were strong collections of accounts receivable and reduced inventory levels.

    Tyco refers to the net amount of cash generated from operating activities, less capital expenditures, spending on the Tyco Global Network (TGN), changes due to the Company's accounts receivable securitization program, and dividends, as "free cash flow." Free cash flow is not a substitute for cash flow from operating activities as determined in accordance with GAAP. Included as a reduction of operating cash flows in the fourth quarter of fiscal 2002 is $191 million related to cash spending on restructuring and other unusual items, compared with $102 million in the fourth quarter last year. Cash flow from operating activities was approximately $1.8 billion in the quarter.

    The Company paid $431 million in cash for acquisitions in the quarter, including $326 million for the acquisition of dealer accounts, $93 million relating to purchase accounting liabilities and $10 million related to contingent deferred purchase price on prior acquisitions. Free cash flow is calculated before these expenditures.

    Tyco's debt-to-capitalization ratio was 49.4% at September 30, 2002 compared to 49.0% at June 30, 2002. The net debt-to-capitalization ratios were 36.2% and 43.8%, respectively, for the same periods.

IMPAIRMENT, RESTRUCTURING AND OTHER UNUSUAL CHARGES

    The Company recorded impairment, restructuring and other unusual charges from continuing operations of $2.8 billion pre-tax, or $1.15 per share after-tax
(EPS), of which approximately $2.2 billion is non-cash and $600 million is cash. The charges are as follows:

TYCO TELECOMMUNICATIONS (FORMERLY TYCOM) RELATED:

    Total charges associated with TyCom were approximately $2.2 billion pre-tax, or 88 cents EPS, of which approximately $1.72 billion is non-cash and approximately $460 million is cash. The non-cash portion relates primarily to the impairment of goodwill and intangibles ($663 million), impairment of TGN and other fixed assets ($592 million) and the write-down of certain investments, accounts receivable and inventory. The cash portion is primarily related to severance, facility consolidations and the termination of certain lease commitments.

ALL OTHER CHARGES:

    The Company took additional charges of approximately $600 million pre-tax, or 27 cents EPS, of which approximately $470 million is non-cash and approximately $130 million is cash. The non-cash charge is comprised primarily of $109 million related to the impairment of goodwill in the Engineered Products and Services segment; $111 million related to the impairment of intangible assets associated with the Security business outside of the United States; and $224 million related to inventory and long-lived assets at Electronics. The cash portion relates primarily to severance and facility consolidations.

PRO FORMA QUARTERLY RESULTS FROM CONTINUING OPERATIONS

    Pro forma quarterly segment profits and margins for the Company's Electronics, Healthcare and Specialty Products, Fire and Security Services, and Engineered Products and Services segments that are presented in the discussions below are operating profits before impairment, restructuring and other unusual charges and credits. The Engineered Products and Services group, formerly Tyco Flow Control, has been presented as a separate segment for all periods presented to conform with current internal reporting structures. In fiscal 2001, its results were included in the Electronics and Fire and Security Services segments. Additionally, pro forma results presented below for the third quarter reflect changes in each segment as a result of certain accounting adjustments and reclassifications. See the accompanying table to this press release for adjusted pro forma segment results by quarter for fiscal 2002.

    Results before impairment, restructuring and other unusual charges are commonly used as a basis for operating performance, but should not be considered an alternative to operating income determined in accordance with GAAP. For GAAP results by segment, see the accompanying table to this press release. All dollar amounts are stated in millions.

ELECTRONICS

                                         SEPTEMBER 30, 2002   JUNE 30, 2002   SEPTEMBER 30, 2001
                                         ------------------   -------------   ------------------
Segment revenues.......................       $2,564.2          $2,650.7           $2,785.1
Segment profit.........................       $  234.4          $  339.8           $  797.1
Segment margins........................            9.1%             12.8%              28.6%

    For the quarter ended September 30, 2002, revenues for Tyco's electronics businesses, excluding Tyco Telecommunications which is discussed below, decreased approximately 3% from the same period a year ago to $2.52 billion. Pro forma profit at Tyco's electronics businesses, excluding Tyco Telecommunications, was $306.5 million, or 12.1% margin, for the quarter ended September 30, 2002, compared to $703.1 million, or 26.9% margin for the quarter ended September 30, 2001. On a sequential quarterly basis, revenues were flat and pro forma profit declined 16%. The Electronics business continued to be negatively impacted by further softening of demand in the telecommunications end markets the company serves. These decreases were partially offset by revenue growth in automotive products and revenues from companies acquired in fiscal 2002. Pro forma margins were impacted primarily as a result of continuing pricing pressure, operating inefficiencies and the impact of reduced volume on a fixed cost base.

    Revenues at Tyco Telecommunications decreased year over year 76%, and sequentially 71%, to $40.7 million, as the Company is winding down the construction of undersea systems for third parties. Tyco Telecommunications had a pro forma loss of $72.1 million for the fourth quarter compared to pro forma profit of $94.0 million in the fourth quarter a year ago and a pro forma loss of $23.2 million in the third quarter of fiscal 2002. The Company expects that this business will generate operating losses of approximately $200 million in fiscal 2003 as it does not anticipate any new construction contracts or sale of capacity on its systems. Restructuring actions commenced during the fourth quarter are anticipated to reduce those losses to a run rate of $125 million to $150 million by the end of 2003.

HEALTHCARE AND SPECIALTY PRODUCTS

                                         SEPTEMBER 30, 2002   JUNE 30, 2002   SEPTEMBER 30, 2001
                                         ------------------   -------------   ------------------
Segment revenues.......................       $2,595.3          $2,526.0           $2,335.9
Segment profit.........................       $  512.2          $  528.1           $  606.8
Segment margins........................           19.7%             20.9%              26.0%

    The Healthcare and Specialty Products segment revenues for the fourth quarter of fiscal 2002 increased 11% over the same period a year ago, and 3% from the previous sequential quarter. Changes related to the components within the segment are detailed below.

    Tyco Healthcare revenues increased year over year 14% to $2.12 billion, and 4% from the previous sequential quarter. Pro forma profit was $498.6 million for the fourth quarter of fiscal 2002, or down 1% compared with the prior year and up 10% sequentially. Within Tyco Healthcare, the revenue increase was driven primarily by the acquisition of Paragon Trade Brands in January 2002. International growth continued to be strong, and in the United States, growth at Kendall, Mallinckrodt and U.S. Surgical was partially offset by the divestiture of SDI in the fourth quarter. Pro forma margins decreased as compared to the same period last year in the healthcare business primarily due to the acquisition of Paragon, which has margins lower than the segment average, product mix and higher selling costs associated with the introduction of new products. Sequentially, improvement came from Paragon, the divestiture of SDI and product mix.

    Tyco Plastics' revenues were down slightly from the both the previous year and previous sequential quarter, to $476.9 million. The impact of acquisitions offset an organic decline in this business. The decline is a result of decreased volumes in the hanger business and unfavorable pricing in the adhesives business. Pro forma margins were down year over year in the group as a result of volume shortfalls and pricing issues, as well as expenses associated with inventory management and accounts receivable.

FIRE AND SECURITY SERVICES

                                         SEPTEMBER 30, 2002   JUNE 30, 2002   SEPTEMBER 30, 2001
                                         ------------------   -------------   ------------------
Segment revenues.......................       $2,887.2          $2,711.3           $2,271.1
Segment profit.........................       $  322.6          $  316.8           $  468.5
Segment margins........................           11.2%             11.7%              20.6%

    Tyco Fire and Security revenue increased 27% year over year and 6% from the previous sequential quarter. The increase is primarily the result of acquisitions, such as Sensormatic, Security Link, Edison and the ADT Authorized Dealer sales programs, slightly offset by a decline in the North American Fire Protection business. The Company expects revenue growth in Security to slow as it scales back its dealer sales program, and Fire Protection revenue to moderate as well. The Company's fire businesses performed well in 2002 due to strong backlog, but weakness in industrial construction markets are expected to negatively impact the segment in 2003.

    Pro forma margins in the segment have declined from the prior year primarily as a result of the acquisition of Sensormatic, as well as pricing and competitive pressures in the contracting businesses worldwide.

ENGINEERED PRODUCTS AND SERVICES

                                         SEPTEMBER 30, 2002   JUNE 30, 2002   SEPTEMBER 30, 2001
                                         ------------------   -------------   ------------------
Segment revenues.......................       $1,311.1          $1,197.9           $1,125.3
Segment profit.........................       $  197.2          $  193.1           $  222.6
Segment margins........................           15.0%             16.1%              19.8%

    At Tyco Engineered Products and Services (formerly Tyco Flow Control), revenues increased 17% over the prior year and 9% from the previous sequential quarter. At Tyco Flow Control (formerly Valves & Controls), revenues increased due to several large turn key heat tracing projects and acquisitions, partially offset by pricing pressure and market conditions. Within Tyco Electrical and Metal Products, revenues increased primarily as a result of increased selling prices as steel prices rose significantly during the quarter, a trend that is expected to continue in the first quarter of fiscal 2003. Tyco Infrastructure revenues increased slightly, as a result of acquisitions, and Tyco Fire and Building Products revenues were flat. Pro forma profit was down from last year due to reduced royalty payments from divested businesses as well as market and competitive pressures on selling prices within the Flow Control and Fire and Building Products divisions. Sequentially, these pressures were partially offset by the impact of cost savings programs and favorable pricing at Electrical and Metal Products.

FISCAL 2003 GUIDANCE

    Earnings per share from continuing operations are expected to be in a range of 30 cents to 33 cents for the first quarter of fiscal 2003, and $1.50 to $1.75 for the full fiscal year. Free cash flow is expected to approximate $0 to $300 million in the first quarter of fiscal 2003 and $2.5 billion to $3.0 billion for the full fiscal year.

CONFERENCE CALL AND WEBCAST

    The company will discuss third quarter results on a conference call for investors today at 8:30 am EDT. Interested parties may access the conference call live today, or by replay through October 30, 2002, at the following website: investors.tycoint.com/medialist.cfm.

ABOUT TYCO INTERNATIONAL

    Tyco International Ltd. is a diversified manufacturing and service company. Tyco is the world's largest manufacturer and servicer of electrical and electronic components; the world's largest designer, manufacturer, installer and servicer of undersea telecommunications systems; the world's largest manufacturer, installer and provider of fire protection systems and electronic security services and the world's largest manufacturer of specialty valves. Tyco also holds strong leadership positions in medical device products, and plastics and adhesives. Tyco operates in more than 100 countries and had fiscal 2002 revenues from continuing operations of approximately $36 billion.

FORWARD-LOOKING INFORMATION

    This release contains certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing future financial condition and operating results.

    Economic, business, competitive and/or regulatory factors affecting Tyco's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements.

    More detailed information about these and other factors is set forth in Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, and in Tyco's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACTS:  Media: Gary Holmes, 212-424-1314 or 212-424-1307
Investor Relations: Kathy Manning, 603-778-9700

TYCO INTERNATIONAL LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP)
(IN MILLIONS, EXCEPT PER SHARE DATA)
(UNAUDITED)

                                                                FOR THE QUARTERS         FOR THE YEAR
                                                                     ENDED                   ENDED
                                                                 SEPTEMBER 30,           SEPTEMBER 30,
                                                              --------------------   ---------------------
                                                                2002        2001       2002        2001
                                                              ---------   --------   ---------   ---------
NET REVENUES................................................  $ 9,357.8   $8,517.4   $35,671.2   $34,036.6
Cost of sales (1)...........................................    6,378.1    5,073.2    23,052.6    20,950.3
Selling, general and administrative expenses................    2,138.0    1,627.2     7,703.6     6,361.5
Restructuring and other unusual charges, net................      743.9      225.5     1,348.0       233.6
Charges for the impairment of long-lived assets.............      836.8       92.2     3,489.0       120.1
Goodwill impairment.........................................      744.8         --     1,257.8          --
Write-off of purchased in-process research and
  development...............................................        4.4         --        17.8       184.3
                                                              ---------   --------   ---------   ---------
OPERATING (LOSS) INCOME.....................................   (1,488.2)   1,499.3    (1,197.6)    6,186.8
Other income (loss).........................................       37.3       (5.3)       30.6       (26.3)
Interest expense, net.......................................     (294.7)    (202.2)     (959.7)     (776.5)
Net gain on sale of common shares of a subsidiary...........         --         --          --        64.1
Net (loss) gain on sale of businesses.......................       (0.4)        --        (0.4)      410.4
Loss on investments.........................................     (114.8)        --      (301.9)     (133.8)
                                                              ---------   --------   ---------   ---------
(Loss) income from continuing operations before income taxes
  and minority interest.....................................   (1,860.8)   1,291.8    (2,429.0)    5,724.7
Income taxes................................................      160.1      (88.6)     (350.3)   (1,275.7)
Minority interest...........................................       (0.6)      (8.4)       (1.4)      (47.5)
                                                              ---------   --------   ---------   ---------
(LOSS) INCOME FROM CONTINUING OPERATIONS....................   (1,701.3)   1,194.8    (2,780.7)    4,401.5
Income (loss) from discontinued operations of Tyco Capital,
  net of tax................................................       11.1      181.3    (6,282.5)      252.5
Loss on sale of Tyco Capital, net of tax....................      (58.8)        --       (58.8)         --
                                                              ---------   --------   ---------   ---------
(Loss) income before cumulative effect of accounting
  changes...................................................   (1,749.0)   1,376.1    (9,122.0)    4,654.0
Cumulative effect of accounting changes.....................         --         --          --      (683.4)
                                                              ---------   --------   ---------   ---------
NET (LOSS) INCOME...........................................  $(1,749.0)  $1,376.1   $(9,122.0)  $ 3,970.6
                                                              =========   ========   =========   =========

BASIC (LOSS) EARNINGS PER COMMON SHARE:
  (Loss) income from continuing operations..................  $   (0.85)  $   0.62   $   (1.40)  $    2.44
  Income (loss) from discontinued operations of Tyco
    Capital, net of tax.....................................       0.01       0.09       (3.16)       0.14
  Loss on of sale of Tyco Capital, net of tax...............      (0.03)        --       (0.03)         --
  (Loss) income before cumulative effect of accounting
    changes.................................................      (0.88)      0.71       (4.59)       2.58
  Cumulative effect of accounting changes...................         --         --          --       (0.38)
  Net (loss) income per common share........................      (0.88)      0.71       (4.59)       2.20
DILUTED (LOSS) EARNINGS PER COMMON SHARE (2):
  (Loss) income from continuing operations..................  $   (0.85)  $   0.61   $   (1.40)  $    2.40
  Income (loss) from discontinued operations of Tyco
    Capital, net of tax.....................................       0.01       0.09       (3.16)       0.14
  Loss on of sale of Tyco Capital, net of tax...............      (0.03)        --       (0.03)         --
  (Loss) income before cumulative effect of accounting
    change..................................................      (0.88)      0.70       (4.59)       2.54
  Cumulative effect of accounting changes...................         --         --          --       (0.37)
  Net (loss) income per common share........................      (0.88)      0.70       (4.59)       2.17
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
  Basic.....................................................    1,993.8    1,934.9     1,988.5     1,806.9
  Diluted...................................................    1,993.8    1,956.4     1,988.5     1,831.6

------------------------------

(1) Includes inventory-related unusual charges of $379.9 million and $106.1 million in the quarters ended September 30, 2002 and 2001, respectively, and $639.5 million and $184.9 million in the years ended September 30, 2002 and 2001, respectively.

(2) Diluted earnings per common share assumes conversion of ADT LYONS. Accordingly, net interest expense of $0.3 million for the quarter ended September 30, 2001 and $1.1 million for the year ended September 30, 2001 must be added back to income from continuing operations for computing diluted earnings per share.

TYCO INTERNATIONAL LTD.
RESULTS OF SEGMENTS (RECONCILIATION FROM GAAP TO PRE-CHARGES PRO FORMA) (IN MILLIONS, EXCEPT PER SHARE DATA)
(UNAUDITED)

                                       QUARTER ENDED SEPTEMBER 30, 2002
                              ---------------------------------------------------
                                           UNUSUAL                   PRE-CHARGES
                                GAAP      CHARGES(1)   PRE-CHARGES   PRO FORMA(2)
                              ---------   ----------   -----------   ------------
NET SALES
Electronics.................  $ 2,564.2    $     --      $2,564.2      $2,564.2
Healthcare and Specialty
  Products..................    2,595.3          --       2,595.3       2,595.3
Fire and Security
  Services..................    2,887.2          --       2,887.2       2,887.2
Engineered Products and
  Services..................    1,311.1          --       1,311.1       1,311.1
                              ---------    --------      --------      --------
  Total Net Sales...........    9,357.8          --       9,357.8       9,357.8
                              =========    ========      ========      ========

SEGMENT PROFIT
Electronics.................  $(2,114.8)   $2,349.2      $  234.4      $  234.4
Healthcare and Specialty
  Products..................      504.5         7.7         512.2         512.2
Fire and Security
  Services..................      192.0       130.6         322.6         322.6
Engineered Products and
  Services..................       69.8       127.4         197.2         197.2
                              ---------    --------      --------      --------
  Total Segment Profit......   (1,348.5)    2,614.9       1,266.4       1,266.4

Corporate expenses..........     (139.7)       94.9         (44.8)        (44.8)
Goodwill amortization
  expense...................         --          --            --            --
Other income (loss).........       37.3       (37.3)           --            --
Net loss on sale of
  businesses................       (0.4)        0.4            --            --
Net loss on investments.....     (114.8)      114.8            --            --
Interest expense, net.......     (294.7)         --        (294.7)       (294.7)
                              ---------    --------      --------      --------

Income before income taxes,
  minority interest.........   (1,860.8)    2,787.7         926.9         926.9

Income taxes................      160.1      (492.7)       (332.6)       (203.9)
Minority interest...........       (0.6)         --          (0.6)         (0.6)
                              ---------    --------      --------      --------
(LOSS) INCOME FROM
  CONTINUING OPERATIONS.....  $(1,701.3)   $2,295.0      $  593.7      $  722.4
                              =========    ========      ========      ========

(LOSS) INCOME FROM
  CONTINUING OPERATIONS PER
  COMMON SHARE

BASIC.......................  $   (0.85)                 $   0.30      $   0.36
                              =========                  ========      ========
DILUTED.....................  $   (0.85)                 $   0.30      $   0.36
                              =========                  ========      ========

WEIGHTED-AVERAGE COMMON
  SHARES:

BASIC.......................    1,993.8                   1,993.8       1,993.8
                              =========                  ========      ========
DILUTED.....................    1,993.8                   1,999.5       1,999.5
                              =========                  ========      ========

                                       QUARTER ENDED SEPTEMBER 30, 2001
                              --------------------------------------------------
                                          UNUSUAL                   PRE-CHARGES
                              GAAP(3)    CHARGES(4)   PRE-CHARGES   PRO FORMA(5)
                              --------   ----------   -----------   ------------
NET SALES
Electronics.................  $2,785.1     $   --       $2,785.1      $2,785.1
Healthcare and Specialty
  Products..................   2,335.9         --        2,335.9       2,335.9
Fire and Security
  Services..................   2,271.1         --        2,271.1       2,271.1
Engineered Products and
  Services..................   1,125.3         --        1,125.3       1,125.3
                              --------     ------       --------      --------
  Total Net Sales...........   8,517.4         --        8,517.4       8,517.4
                              ========     ======       ========      ========
SEGMENT PROFIT
Electronics.................  $  460.0     $337.1       $  797.1      $  797.1
Healthcare and Specialty
  Products..................     578.3       28.5          606.8         606.8
Fire and Security
  Services..................     421.5       47.0          468.5         468.5
Engineered Products and
  Services..................     211.4       11.2          222.6         222.6
                              --------     ------       --------      --------
  Total Segment Profit......   1,671.2      423.8        2,095.0       2,095.0
Corporate expenses..........     (33.3)        --          (33.3)        (33.3)
Goodwill amortization
  expense...................    (138.6)        --         (138.6)           --
Other income (loss).........      (5.3)       5.3             --            --
Net loss on sale of
  businesses................        --         --             --            --
Net loss on investments.....        --         --             --            --
Interest expense, net.......    (202.2)        --         (202.2)       (202.2)
                              --------     ------       --------      --------
Income before income taxes,
  minority interest.........   1,291.8      429.1        1,720.9       1,859.5
Income taxes................     (88.6)    (155.8)        (244.4)       (256.9)
Minority interest...........      (8.4)        --           (8.4)         (8.4)
                              --------     ------       --------      --------
(LOSS) INCOME FROM
  CONTINUING OPERATIONS.....  $1,194.8     $273.3       $1,468.1      $1,594.2
                              ========     ======       ========      ========
(LOSS) INCOME FROM
  CONTINUING OPERATIONS PER
  COMMON SHARE
BASIC.......................  $   0.62                  $   0.76      $   0.82
                              ========                  ========      ========
DILUTED.....................  $   0.61                  $   0.75      $   0.82
                              ========                  ========      ========
WEIGHTED-AVERAGE COMMON
  SHARES:
BASIC.......................   1,934.9                   1,934.9       1,934.9
                              ========                  ========      ========
DILUTED.....................   1,956.4                   1,956.4       1,956.4
                              ========                  ========      ========

------------------------------
(1) Results for the quarter ended September 30, 2002 include net charges of $2,787.7 million ($2,295.0 million after-tax) consisting of the following amounts included in the segment profits: goodwill impairment charges of $744.8 million relating primarily to our Telecommunications business and our Engineered Products and Services business; net restructuring and other unusual charges of $1,123.8 million, of which $379.9 million is included in cost of sales, primarily related to the decision to significantly scale back our Telecommunications business; impairment of long-lived assets of $836.8 million primarily related to the write-down of property, plant and equipment within our Telecommunications business and the write-down of intangible assets associated with our dealer program within the

TYCO INTERNATIONAL LTD.
RESULTS OF SEGMENTS (RECONCILIATION FROM GAAP TO PRE-CHARGES PRO FORMA) (IN MILLIONS, EXCEPT PER SHARE DATA)
(UNAUDITED)

    Fire and Security Services segment; the write-off of in-process research and development of $4.4 million within our Fire and Security business.

(2) Quarterly pro forma results presented to reflect the expected full year income tax rate of 22.0% on continuing operations.

(3) Results for the quarter ended September 30, 2001 have been restated for SAB 101.

(4) Results for the quarter ended September 30, 2001 include a net charge of $429.1 million ($273.3 million after-tax) consisting of the following: restructuring and other unusual charges of $331.6 million, of which $106.1 million is included in cost of sales, primarily related to the closure of manufacturing facilities within the Electronics and Fire and Security Sercices segments; charges of $92.2 million related to the impairment of property, plant and equipment associated with the closure of the facilities and $5.3 million included in other loss resulting from the early extinguishment of debt.

(5) Pro forma results presented to exclude goodwill amortization expense upon adoption of Statement of Financial Accounting Standards No. 142.

TYCO INTERNATIONAL LTD.
SEGMENT DATA RESTATEMENT--PRE-CHARGES
(IN MILLIONS, EXCEPT PER SHARE DATA)
(UNAUDITED)

                                QUARTER ENDED DECEMBER 31, 2001                       QUARTER ENDED MARCH 31, 2002
                         ---------------------------------------------        ---------------------------------------------
                         AS PREVIOUSLY            (1)                         AS PREVIOUSLY            (1)
                           REPORTED           ADJUSTMENTS  AS ADJUSTED          REPORTED           ADJUSTMENTS  AS ADJUSTED
                         -------------        -----------  -----------        -------------        -----------  -----------
NET SALES
Electronics............    $ 2,817.3           $      --    $ 2,817.3           $ 2,493.9           $     --     $ 2,493.9
Healthcare and
  Specialty Products...      2,209.4                  --      2,209.4             2,446.8                 --       2,446.8
Fire and Security
  Services.............      2,480.3                  --      2,480.3             2,569.5                 --       2,569.5
Engineered Products and
  Services.............      1,122.6                (8.4)     1,114.2             1,151.3              (55.2)      1,096.1
                           ---------           ---------    ---------           ---------           --------     ---------
  TOTAL NET SALES......      8,629.6                (8.4)     8,621.2             8,661.5              (55.2)      8,606.3
                           =========           =========    =========           =========           ========     =========
SEGMENT PROFIT
Electronics............    $   577.1    20.5%  $   (45.2)   $   531.9   18.9%   $   373.1    15.0%  $   (0.1)    $   373.0   15.0%
Healthcare and
  Specialty Products...        557.5    25.2%        7.2        564.7   25.6%       505.1    20.6%       5.0         510.1   20.8%
Fire and Security
  Services.............        438.7    17.7%      (26.7)       412.0   16.6%       400.7    15.6%     (29.8)        370.9   14.4%
Engineered Products and
  Services.............        171.6    15.3%        1.6        173.2   15.5%       177.4    15.4%     (11.5)        165.9   15.1%
                           ---------           ---------    ---------           ---------           --------     ---------
  TOTAL SEGMENT
    PROFIT.............      1,744.9    20.2%      (63.1)     1,681.8   19.5%     1,456.3    16.8%     (36.4)      1,419.9   16.5%

Corporate expenses.....        (74.3)               28.2        (46.1)              (59.5)              17.4         (42.1)
Interest expense,
  net..................       (189.2)                 --       (189.2)             (209.5)             (16.1)       (225.6)
                           ---------           ---------    ---------           ---------           --------     ---------
Income before income
  taxes and minority
  interest.............      1,481.4               (34.9)     1,446.5             1,187.3              (35.1)      1,152.2
Income taxes...........       (276.1)   18.6%        6.5       (269.6)  18.6%      (130.7)   11.0%       3.8        (126.9)  11.0%
Minority interest......          1.5                  --          1.5                (1.6)                --          (1.6)
                           ---------           ---------    ---------           ---------           --------     ---------
INCOME FROM CONTINUING
  OPERATIONS...........    $ 1,206.8           $   (28.4)   $ 1,178.4           $ 1,055.0           $  (31.3)    $ 1,023.7

INCOME FROM CONTINUING
  OPERATIONS PER COMMON
  SHARE

BASIC..................    $    0.61           $   (0.01)   $    0.60           $    0.53           $  (0.02)    $    0.51
                           =========           =========    =========           =========           ========     =========
DILUTED................    $    0.60           $   (0.01)   $    0.59           $    0.53           $  (0.02)    $    0.51
                           =========           =========    =========           =========           ========     =========
WEIGHTED-AVERAGE COMMON
  SHARES

BASIC SHARES
  OUTSTANDING..........      1,974.6             1,974.6      1,974.6             1,991.5            1,991.5       1,991.5
                           =========           =========    =========           =========           ========     =========
DILUTED SHARES
  OUTSTANDING..........      1,999.7             1,999.7      1,999.7             2,007.8            2,007.8       2,007.8
                           =========           =========    =========           =========           ========     =========

                                                                                 QUARTER ENDED               YEAR ENDED
                                  QUARTER ENDED JUNE 30, 2002                 SEPTEMBER 30, 2002         SEPTEMBER 30, 2002
                         ---------------------------------------------        -------------------        -------------------
                         AS PREVIOUSLY            (1)
                           REPORTED           ADJUSTMENTS  AS ADJUSTED
                         -------------        -----------  -----------
NET SALES
Electronics............    $ 2,650.7           $     --     $ 2,650.7              $ 2,564.2                  $ 10,526.1
Healthcare and
  Specialty Products...      2,526.0                 --       2,526.0                2,595.3                     9,777.5
Fire and Security
  Services.............      2,711.3                 --       2,711.3                2,887.2                    10,648.3
Engineered Products and
  Services.............      1,235.7              (37.8)      1,197.9                1,311.1                     4,719.3
                           ---------           --------     ---------              ---------                  ----------
  TOTAL NET SALES......      9,123.7              (37.8)      9,085.9                9,357.8                    35,671.2
                           =========           ========     =========              =========                  ==========
SEGMENT PROFIT
Electronics............    $   338.3    12.8%  $    1.5     $   339.8   12.8%      $   234.4        9.1%      $  1,479.1      14.1%
Healthcare and
  Specialty Products...        525.0    20.8%       3.1         528.1   20.9%          512.2       19.7%         2,115.1      21.6%
Fire and Security
  Services.............        350.3    12.9%     (33.5)        316.8   11.7%          322.6       11.2%         1,422.3      13.4%
Engineered Products and
  Services.............        197.7    16.0%      (4.6)        193.1   16.1%          197.2       15.0%           729.4      15.5%
                           ---------           --------     ---------              ---------                  ----------
  TOTAL SEGMENT
    PROFIT.............      1,411.3    15.5%     (33.5)      1,377.8   15.2%        1,266.4       13.5%         5,745.9      16.1%
Corporate expenses.....        (70.0)              11.4         (58.6)                 (44.8)                     (191.6)
Interest expense,
  net..................       (235.5)             (14.8)       (250.3)                (294.7)                     (959.8)
                           ---------           --------     ---------              ---------                  ----------
Income before income
  taxes and minority
  interest.............      1,105.8              (36.9)      1,068.9                  926.9                     4,594.5
Income taxes...........       (291.5)   26.4%       9.7        (281.8)  26.4%         (332.6)      35.9%        (1,010.9)     22.0%
Minority interest......         (0.7)                --          (0.7)                  (0.6)                       (1.4)
                           ---------           --------     ---------              ---------                  ----------
INCOME FROM CONTINUING
  OPERATIONS...........    $   813.6           $  (27.2)    $   786.4              $   593.7                  $  3,582.2
INCOME FROM CONTINUING
  OPERATIONS PER COMMON
  SHARE
BASIC..................    $    0.41           $  (0.01)    $    0.39              $    0.30                  $     1.80
                           =========           ========     =========              =========                  ==========
DILUTED................    $    0.41(2)        $  (0.01)    $    0.39              $    0.30                  $     1.79
                           =========           ========     =========              =========                  ==========
WEIGHTED-AVERAGE COMMON
  SHARES
BASIC SHARES
  OUTSTANDING..........      1,993.2            1,993.2       1,993.2                1,993.8                     1,988.5
                           =========           ========     =========              =========                  ==========
DILUTED SHARES
  OUTSTANDING..........      1,998.3            1,998.3       1,998.3                1,999.5                     2,001.5
                           =========           ========     =========              =========                  ==========

----------------------------------------

(1) Reflects an adjustment to defer certain dealer fees received in our security services business and adjustments to reallocate intercompany reserves and other reserves previously recorded in corporate expenses.

(2) Using a pro forma 18.5% income tax rate for the quarter ended June 30, 2002 would have resulted in $0.45 diluted earnings per share.

TYCO INTERNATIONAL LTD.
CONDENSED CONSOLIDATED BALANCE SHEET
(IN MILLIONS)
PRELIMINARY--SUBJECT TO ADJUSTMENTS

                                                               (UNAUDITED)
                                                              SEPTEMBER 30,   SEPTEMBER 30,
                                                                  2002            2001
                                                              -------------   -------------
CURRENT ASSETS:
Cash and cash equivalents...................................    $ 6,478.2       $ 1,779.2
Receivables, net............................................      5,870.4         6,453.2
Inventories.................................................      4,713.8         5,101.3
Deferred income taxes.......................................      1,432.9           980.2
Other current assets........................................      1,393.3         1,532.3
                                                                ---------       ---------
  Total current assets......................................     19,888.6        15,846.2

Net Assets of Discontinued Operations.......................           --        10,598.0
Construction in Progress--Tyco Global Network...............        369.4         1,643.8
Tyco Global Network Placed in Service, Net..................        210.0           698.6
Property, Plant and Equipment, Net..........................     10,006.6         9,970.3
Goodwill, Net...............................................     26,010.8        23,264.0
Intangible Assets, Net......................................      6,545.3         5,476.9
Other Assets................................................      4,169.0         3,524.8
                                                                ---------       ---------
  TOTAL ASSETS..............................................    $67,199.7       $71,022.6
                                                                =========       =========

CURRENT LIABILITIES:
Loans payable and current maturities of long-term debt......    $ 7,717.6       $ 2,023.0
Accounts payable............................................      3,174.0         3,692.6
Accrued expenses and other current liabilities..............      5,312.9         5,181.8
Contracts in process--billings in excess of cost............        521.6           935.0
Deferred Revenue............................................        713.7           973.5
Income taxes payable........................................      2,531.2         1,845.0
                                                                ---------       ---------
  Total current liabilities.................................     19,971.0        14,650.9

Long-Term Debt..............................................     16,488.3        19,596.0
Other Long-Term Liabilities.................................      5,881.5         4,736.9
                                                                ---------       ---------
  TOTAL LIABILITIES.........................................     42,340.8        38,983.8

Minority Interest...........................................         42.8           301.4

Shareholders' Equity........................................     24,816.1        31,737.4
                                                                ---------       ---------
  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY................    $67,199.7       $71,022.6
                                                                =========       =========

TYCO INTERNATIONAL LTD.
FREE CASH FLOW
(IN MILLIONS)
(UNAUDITED)

                                              FOR THE QUARTERS ENDED                 FOR THE YEAR ENDED
                                        ----------------------------------   ----------------------------------
                                         9/30/02    9/30/01    9/30/01(1)     9/30/02    9/30/01    9/30/01(1)
                                        ---------   --------   -----------   ---------   --------   -----------
                                                               (PRO FORMA)                          (PRO FORMA)
(LOSS) INCOME FROM CONTINUING
  OPERATIONS..........................  $(1,701.3)  $1,194.8    $1,320.9     $(2,780.8)  $4,401.5    $4,897.8
  Non-cash restructuring and other
    unusual charges...................      400.1      104.7       104.7         724.6      145.2       145.2
  Charges for the impairment of long-
    lived assets......................      968.2       92.2        92.2       3,620.4      120.1       120.1
  Write-off of purchased in-process
    research and development..........        4.4         --          --          17.8      184.3       184.3
  Goodwill impairment.................      744.8         --          --       1,257.8         --          --
  Net loss on sale of businesses......        0.4         --          --           0.4     (410.4)     (410.4)
  Loss on investments.................      114.8         --          --         301.9      133.8       133.8
  Net gain on sale of shares of
    subsidiary........................         --         --          --            --      (64.1)      (64.1)
  Depreciation........................      370.2      325.9       325.9       1,469.0    1,243.1     1,243.1
  Amortization of goodwill and other
    intangible assets.................      150.3      252.0       113.4         567.4      897.5       360.1
  Income taxes--deferred and
    payables..........................     (190.9)     119.9       132.4        (135.6)     589.7       630.8
  Cash spent on restructuring and
    other unusual items...............     (190.7)    (102.0)     (102.0)       (550.6)    (215.5)     (215.5)
  (Payments on) proceeds from the sale
    of accounts receivable program....       53.9      440.6       440.6         (59.7)     490.6       490.6
  Working capital and all other.......    1,081.7       (6.8)       (6.8)      1,304.8     (590.3)     (590.3)
                                        ---------   --------    --------     ---------   --------    --------
CASH FLOWS FROM OPERATIONS............    1,805.9    2,421.3     2,421.3       5,737.4    6,925.5     6,925.5

  Capital expenditures, net...........     (336.9)    (430.0)     (430.0)     (1,748.2)  (1,797.5)   (1,797.5)
  Tyco Global Network spending........      (83.6)    (940.2)     (940.2)     (1,146.0)  (2,247.7)   (2,247.7)
  Eliminating impact of sale of
    accounts receivable program.......      (53.9)    (440.6)     (440.6)         59.7     (490.6)     (490.6)
  Dividends paid......................      (25.3)     (24.3)      (24.3)       (100.3)     (90.0)      (90.0)
                                        ---------   --------    --------     ---------   --------    --------
FREE CASH FLOW........................  $ 1,306.2   $  586.2    $  586.2     $ 2,802.6   $2,299.7    $2,299.7
                                        =========   ========    ========     =========   ========    ========
  Tyco Global Network spending........       83.6      940.2       940.2       1,146.0    2,247.7     2,247.7
FREE CASH FLOW--EXCLUDING SPENDING ON
  TGN.................................  $ 1,389.8   $1,526.4    $1,526.4     $ 3,948.6   $4,547.4    $4,547.4
                                        =========   ========    ========     =========   ========    ========

------------------------

(1) Pro forma results presented to exclude goodwill amortization expense upon adoption of Statement of Financial Accounting Standards No. 142.

TYCO INTERNATIONAL LTD.
TYCO INDUSTRIAL--NET DEBT ROLL FORWARD
(IN MILLIONS)
(UNAUDITED)

                                                 FOR THE QUARTER ENDED      FOR THE YEAR ENDED
                                                   SEPTEMBER 30, 2002       SEPTEMBER 30, 2002
                                                 ----------------------   ----------------------
NET DEBT, BEGINNING BALANCE....................              $23,446.8                $19,839.8
Cash Changes:
  Free cash flow (pre-TGN spending)............   (1,389.8)                (3,948.6)
  TGN spending.................................       83.6                  1,146.0
  Proceeds from sale of CIT....................   (4,395.4)                (4,395.4)
  Proceeds from sale of businesses.............     (138.7)                  (138.7)
  Tyco share re-purchase.......................        0.1                    789.2
  Cash paid for acquisitions...................      431.3                  3,708.9
  Proceeds from option exercises...............         --                   (185.7)
  Debt assumed.................................        8.9                    799.1
  Other........................................     (319.1)                   113.1
                                                  --------                 --------
                                                              (5,719.1)                (2,112.1)
                                                             ---------                ---------
NET DEBT, ENDING BALANCE.......................              $17,727.7                $17,727.7
                                                             =========                =========